                                                                    EXHIBIT 99.2



                        OFF BROADWAY INVESTMENTS, INC.

                         (A Sub Chapter S Corporation)


                         Interim Financial Statements


            For the Six Months Ended June 29, 2000 and July 1, 1999





                                  (Unaudited)









                           These statements include
         Off Broadway Investments, Inc. (A Sub Chapter S Corporation)

                        OFF BROADWAY INVESTMENTS, INC.

                         (A Subchapter S Corporation)
                                Balance Sheets
                      June 30, 2000 and December 30, 1999
                                  (Unaudited)


                                                                                        June 30                   December 30,
                Assets                                                                    2000                       1999
                                                                                ------------------------   -----------------------
 Current Assets:
   Cash                                                                         $                677,000  $              1,071,000
   Trade and other receivables                                                                         -                     1,000
   Due from affiliates                                                                           167,000                    52,000
   Income tax receivable                                                                          50,000                    40,000
   Prepaid expenses and other current assets                                                      98,000                    42,000
                                                                                ------------------------   -----------------------
         Total current assets                                                                    992,000                 1,206,000
                                                                                ------------------------   -----------------------

 Property, equipment and improvements, net                                                     2,448,000                 2,493,000
 Other assets and deferred charges                                                                 4,000                     4,000
                                                                                ------------------------   -----------------------
         Total assets                                                           $              3,444,000  $              3,703,000
                                                                                ========================   =======================

 Liabilities and Stockholders Equity
 Current liabilites:
   Accounts payable and accrued liabilities                                     $                418,000  $                573,000
   Deferred revenue                                                                              291,000                   399,000
   Due to affiliates                                                                                   -                    47,000
                                                                                ------------------------   -----------------------
         Total current liabilities                                                               709,000                 1,019,000

 Deferred income and other obligations                                                            53,000                         -
 Deferred  rental obligations                                                                     45,000                    35,000
                                                                                ------------------------   -----------------------
         Total liabilities                                                                       807,000                 1,054,000
                                                                                ------------------------   -----------------------

 Shareholder's equity:
   Capital stock, $1,000 par value. Authorized 100 shares;
    issued and outstanding 20 shares                                                              20,000                    20,000
   Contributed capital                                                                           349,000                   349,000
    Retained earnings                                                                          2,268,000                 2,280,000
                                                                                ------------------------   -----------------------
        Total shareholders' equity                                                             2,637,000                 2,649,000
                                                                                ------------------------   -----------------------
        Total liabilities and stockholder's equity                              $              3,444,000   $             3,703,000
                                                                                ========================   =======================

 See accompanying notes to financial statements

                        OFF BROADWAY INVESTMENTS, INC.
                         (A Subchapter S Corporation)


                            Statement of Operations


                                  (Unaudited)



                                                                          3 Months Ended                     6 Months Ended
                                                                 ---------------------------------  ------------------------------
                                                                     June 29           July 1            June 29         July 1
                                                                      2000              1999              2000            1999
                                                                 --------------    --------------   -------------     ------------
Operating income:
   Theatre revenues and other income                             $      784,000                 -   $   1,706,000                -
   Operating income - net revenues from management company                         $      548,000                     $  1,186,000
                                                                 --------------    --------------   -------------     ------------
           Total operating income                                       784,000           548,000       1,706,000        1,186,000
                                                                 --------------    --------------   -------------     ------------

Operating costs and expenses:
   Operating costs, including onsite management fees                    437,000            63,000         925,000          121,000
   Rent expense                                                          58,000            57,000         117,000          113,000
   General and administrative expenses                                   39,000             8,000          74,000          236,000
   General and administrative expenses provided by an
    affiliated company                                                  322,000           300,000         550,000          600,000
   Depreciation and amortization                                         28,000            22,000          52,000           47,000
                                                                 --------------    --------------   -------------      -----------
          Total operating costs and expenses                            884,000           450,000       1,718,000        1,117,000
                                                                 --------------    --------------   -------------      -----------

           Income before income taxes                                  (100,000)           98,000         (12,000)          69,000

  State income taxes                                                     (8,000)           10,000               -           11,000
                                                                 --------------    --------------   -------------      -----------

              Net (loss) income                                  $      (92,000)   $       88,000   $     (12,000)    $     58,000
                                                                 ==============    ==============   =============     ============


 See accompanying notes to financial statements

                        OFF BROADWAY INVESTMENTS, INC.
                         (A Sub Chapter S Corporation)
                            Statement of Cash Flows

                                                                                                  6 Months Ended
                                                                       -----------------------------------------------------------
                                                                             June 29                                July 1
                                                                              2000                                   1999
                                                                       -------------------                    -------------------
 Cash flows from operating activities:
   Net (loss) income                                                   $      (12,000)                              58,000
   Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
      Depreciation and amortization                                            52,000                               47,000
      Deferred rent expense                                                     9,000                               13,000
      Changes in assets and liabilities associated with
        operating activities:
           Trade and other receivables                                          1,000                               43,000
           Income tax receivable                                              (10,000)                             (50,000)
           Prepaid expenses and other current assets                          (56,000)                              (2,000)
           Due from affiliates                                               (115,000)
           Accounts payable and accrued liabilities                          (155,000)                            (391,000)
           Deferred revenue                                                  (108,000)
           Due to affiliates                                                  (47,000)                             600,000
                                                                       --------------                         ------------

              Net cash (used in) provided by operating activities            (441,000)                             318,000
                                                                       --------------                         ------------

 Cash flows from investing activities
   Purchases of property, equipment and improvements                           (6,000)                            (158,000)
   Increase in deferred income and obligations                                 53,000

                                                                       --------------                         ------------
            Net cash provided by (used in) investing activities                47,000                             (158,000)
                                                                       --------------                         ------------

 Cash flows from financing activities:
     Net distributions to shareholders                                              -                               36,000
                                                                       --------------                         ------------
             Net cash provided by (used in) financing activities                    -                               36,000
                                                                       --------------                         ------------

               Net (decrease) increase in cash                               (394,000)                             196,000

 Cash at beginning of year                                                  1,071,000                               86,000
                                                                       --------------                         ------------

 Cash at end of six months                                             $      677,000                         $    282,000
                                                                       ==============                         ============

 Supplemental disclosure of cash flow information:
     Cash paid during the year for:
       Income taxes                                                    $       10,000                         $     55,000
                                                                       ==============                         ============

(1)  Interim Financial Statements

     In the opinion of management the accompanying unaudited financial statements contain all adjustments of a recurring nature considered necessary for a fair presentation of its financial position as of June 29, 2000 and December 30, 1999, the results of operations and its cash flows for the three and six-month periods ended June 29, 2000 and July 1, 1999. The results of operations and its cash flows for the three and six month period ended June 29, 2000 are not necessarily indicative of the results of operations to be expected for the entire year. The accompanying unaudited financial statements do not include all information and footnotes required to be in conformity with generally accepted accounting principles. The financial information provided here in, including the information under the heading, "Management's Discussion and Analysis of Financial Condition and Results of Operations," is written with the presumption that the users of the interim financial statements have read, or have access to, the most recent Annual Report which contains the latest audited financial statements and notes thereto, together with the Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 30, 1999 and December 31, 1998.

(2)  Organization

     Off Broadway Investments, Inc. (the Company), formerly Amsovinvest Incorporated, is a Subchapter S Corporation, which was incorporated on March 10, 1989. The Company's name was changed April 29, 1998. The Company is owned 50% each by two individuals. The Company invests in live stage performance theatre properties in the City of New York.

     The Company owns the fee interest in the Orpheum and Minetta Lane Theatre and the leasehold interest in the Union Square Theatre.

(3)  Summary of Significant Accounting Policies

     (a)  General Practices

          The Company operates on a fiscal year ending on the Thursday closest to December 31. Fiscal quarters ended June 29, 2000 and July 1, 1999 each include 13 weeks and the fiscal six months ended June 29, 2000 and July 1, 1999 each include 26 weeks. During November 1999, the Company started transferring accounting responsibilities formally conducted by the management company to an affiliated company. Specifically, the affiliated company began paying the production companies' licensing fees and paying direct operating expenses. Up until November 1999, the Company had engaged a management company, which was responsible for booking the theaters, entering into contracts with and paying the production companies' licensing fees, collecting the cash from ticket sales and paying the direct operating expenses. Due to this change, the company no longer recorded the net revenue received from its management company for the theatres but showed revenues and expenses as separate line items in the Statement of Operations.

     (b)  Property, Equipment and Improvements

          Property, equipment and improvements are recorded at cost. Depreciation and amortization is computed principally by use of the straight-line method based upon the estimated useful lives of the various classes of assets as follows:

                      Description                              Useful life
         ------------------------------------------       -------------------
             Buildings                                       25 to 31 years
             Furniture, fixtures and equipment                   7 years

          Leasehold improvements are amortized over the estimated useful life or the remaining lease term, whichever is less.

     (c)  Income Taxes

          Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Off Broadway Investments, Inc. is a Subchapter S Corporation and does not pay any federal income taxes; however, it is subject to state and local income taxes and alternative minimum taxes. Any liability or benefit from the Company's Subchapter S income or losses is the responsibility of or benefit to the individual shareholders.

     (d)  Financial Instruments

          The Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company's carrying value of cash, accounts receivable, accounts payable, accrued expenses and notes payable approximates fair value.

     (e)  Long-Lived Assets

          The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS No. 121). This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated fair value, which is generally determined by estimating future undiscounted cash flows without interest costs expected to be generated by the asset. If the carrying value of the assets exceeds the estimated fair market value, an impairment exists and is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value, less costs to sell. No impairment was recorded during the quarters ended June 29, 2000 and July 1, 1999 and the six months ended June 29, 2000 and July 1, 1999.

     (f)  Use of Estimates

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and contingent liabilities at the balance sheet date and revenue and expenses during the reporting periods, in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

(4)  Property, Equipment and Improvements

     At June 29, 2000 and December 30, 1999, a summary of property, equipment and improvements is as follows

                                                                          2000                    1999
                                                                   -------------------     -------------------
          Land                                                      $          777,000                 777,000
          Buildings and leasehold improvements                               2,531,000               2,533,000
          Furniture, fixtures and equipment                                    177,000                 168,000
                                                                   -------------------     -------------------

                                                                      3,485,000              3,478,000
               Less accumulated depreciation and amortization         1,037,000                985,000
                                                                   ------------            -----------

                 Property, equipment and improvements, net         $  2,448,000              2,493,000
                                                                   ============            ===========

(5)  Senior Bank Facility

     The Company and a related partnership have a revolving credit agreement (the Agreement) with a bank group. The related partnership received all amounts borrowed from the bank group and recorded the liability to the Bank group. No portion of the debt has been recorded by the Company. However, all Group members, including the Company, are jointly and severally liable for the total debt outstanding under the Agreement. In addition, the Company's stock serves as collateral for the debt. The debt in the amount of $15,500,000 and $16,700,000 at June 29, 2000 and July 1, 1999, and
     related interest expense of $286,000 and $265,000 for the quarters ended June 29, 2000 and July 1, 1999 and the related interest expense of $575,000 and $538,000 for the six months ended June 29, 2000 and July 1, 1999, respectively, is recorded on the related partnership's financial statements.

     The Agreement provides the Company and the related partnership with a $21,000,000 revolving note maturing October 1, 2001. The Agreement contains, among other matters, certain financial covenants and provisions pertaining to limitations on investments, restrictive payments, limitations on sale of assets, limitations on capital expenditures and ability to incur debt. The Company and related partnership is in compliance with all terms of the Agreement. In addition, the Agreement provides, at the election of the related partnership, for various rates of interest, which include the alternative base rate (prime rate) and Eurodollar rate. Such applicable rates are adjusted each quarter based upon the attainment of certain financial ratios. The interest rate was 7.49% at June 29, 2000. Amounts outstanding under the Agreement are secured by a first priority security interest in the personal property located in or on real estate subject to the deeds of trust, and certain other tangible and intangible assets of the Company and related partnership. This security interest is senior to the interests of the affiliate lenders. The partnership is required to pay a commitment fee based on certain financial ratios, ranging from .3% to .5%.

(6)  Commitments and Contingent Liabilities

     For the past several years, the Company has been involved in litigation as a plaintiff (Caveman litigation). The matter was resolved in 1999. The Company is in a dispute regarding certain legal bills with its former counsel. The Company has expensed and a related party has paid to date approximately $375,000 to such counsel. In 1999, the Company paid the remaining amount owed to a related party. The Company believes that it does not have any further obligation. The total amount sought by counsel is approximately $545,000, including the amounts paid to date.

     The Company is involved in various other lawsuits. The ultimate outcome of these lawsuits is not presently determinable; however, in the opinion of management, based in part upon advice of counsel, the amount of losses that might be sustained, if any, would not materially affect the financial position, results of operations or liquidity of the Company.

(7)  Related Party Balances and Transactions

     Onsite management fee and profit participation for the quarter ended June 29, 2000 and July 1, 1999 of $112,000 and $89,000, respectively, are included in operating costs. Onsite management fee and profit participation for the six months ended June 29, 2000 and July 1, 1999 of $175,000 and $126,000, respectively, are included in operating costs.

     General and administrative expenses provided by an affiliated company for the quarter ended June 29, 2000 and July 1, 1999 include management fees of $322,000 and $300,000 respectively, and for the six months ended June 29, 2000 and July 1, 1999 included management fees of $550,000 and $600,000, respectively.

     An affiliate of the Company acts as a cash disbursement agent. Substantially all cash disbursements are transacted through the affiliate's bank account.

(8)  General and Administrative Expenses

     General and administrative expenses consist of the following at June 29, 2000 and July 1, 1999:

                                                            6/29/2000                7/1/1999
                                                         -------------           --------------

          Auditing fees                                $        39,000                 35,000
          Caveman litigation fees                                                     196,000
          Other                                                 35,000                  5,000

                                                         ---------------         --------------
                                                       $        74,000                236,000
                                                         ===============         ==============

(9)  Gross Theatre Box Office Revenues (unaudited)

     The unaudited gross theatre box office revenues were $2,271,000 and $2,498,000 for the quarters ended June 29, 2000 and July 1, 1999, respectively. The unaudited gross theatre box office revenues were $5,121,000 and $7,333,000 for the six months ended June 29, 2000 and July 1, 1999, respectively.

(10) Pending Transaction

The Company has entered into a letter of intent whereby the Company will be acquired by a related party in exchange for stock of the related party.